Exhibit 99.1
APPLIED MATERIALS ANNOUNCES
FISCAL 2007 FULL YEAR AND FOURTH QUARTER RESULTS
Reports Record Annual Net Sales
     SANTA CLARA, Calif., November 14, 2007 — Applied Materials, Inc. reported results for its fiscal year and fourth quarter ended October 28, 2007. Fiscal 2007 net sales were a record $9.73 billion, a 6 percent increase from $9.17 billion for fiscal 2006. Net income was $1.71 billion, or $1.20 per diluted share, up from $1.52 billion, or $0.97 per diluted share, for fiscal 2006. New orders were $9.68 billion, a 2 percent decrease from $9.89 billion for fiscal 2006.
     “This was one of the strongest years in the history of Applied Materials as we delivered record net sales and increased profitability,” said Mike Splinter, president and CEO. “During 2007, we enhanced our position in flash memory, entered the thin film solar business with strong demand for the SunFab line, and drove our operating performance to increase earnings per share. These achievements strengthen our foundation for the future.
     “We met our financial targets for the fourth quarter in a softening semiconductor and a challenging display environment. We invested in new opportunities, including the HCT acquisition for precision solar wafering and the launch of our PVD product for flat panel display arrays,” said Splinter.
     Fourth quarter net sales were $2.37 billion, down from $2.52 billion for the fourth quarter of fiscal 2006, and down from $2.56 billion for the third quarter of fiscal 2007. Gross margin was 45.5 percent, down from 47.1 percent for the fourth quarter of fiscal 2006, and down from 47.5 percent for the third quarter of fiscal 2007. Net income was $422 million, or $0.30 per share, compared to net income of $449 million, or $0.30 per share, for the fourth quarter of fiscal 2006, and down from $474 million, or $0.34 per share, for the third quarter of fiscal 2007.
     New orders of $2.21 billion for the fourth quarter of fiscal 2007 decreased 18 percent from $2.69 billion for the fourth quarter of fiscal 2006, and decreased 3 percent from $2.28 billion for the third quarter of fiscal 2007. Regional distribution of new orders for the fourth quarter of fiscal 2007 was: Taiwan 27 percent, Japan 18 percent, Southeast Asia and China 18 percent, Korea 14 percent, North America 13 percent, and Europe 10 percent. Backlog at the end of the fourth quarter of fiscal 2007 was $3.65 billion, up from $3.43 billion at the end of the third quarter of fiscal 2007.
     Non-GAAP net income for fiscal 2007 was $1.90 billion, or $1.33 per share, up from non-GAAP net income of $1.80 billion, or $1.15 per share, for fiscal 2006. Non-GAAP net income for the fourth quarter of fiscal 2007 was $472 million, or $0.34 per share, compared to non-GAAP net income of $482 million, or $0.33 per share, for the fourth quarter of fiscal 2006, and down from $518 million, or $0.37 per share, for the third quarter of fiscal 2007. Non-GAAP adjustments are explained below and further detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results.

November 14, 2007

     Results by reportable segment for fiscal 2007 were:

			Operating
(In millions)	New Orders	Net Sales	Income (loss)
Silicon	$6,651	$6,512	$2,379
Fab Solutions	$2,374	$2,196	$572
Display	$407	$862	$217
Adjacent Technologies	$245	$165	$(89)
     Results by reportable segment for the fourth quarter of fiscal 2007 were:

			Operating
(In millions)	New Orders	Net Sales	Income (loss)
Silicon	$1,343	$1,511	$550
Fab Solutions	$602	$572	$148
Display	$163	$222	$58
Adjacent Technologies	$98	$62	$(30)
     Non-GAAP net income and non-GAAP EPS, detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results, exclude charges related to (i) equity-based compensation, (ii) asset impairment and restructuring activities, (iii) ceasing development of beamline implant products, (iv) certain items associated with acquisitions, including amortization and impairment of intangibles, inventory fair value adjustments on products sold, and in-process research and development charges, and/or (v) the resolution of income tax audits and changes in tax credits. Management uses non-GAAP net income and non-GAAP EPS to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with Generally Accepted Accounting Principles (GAAP) and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes that these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for net income or EPS prepared in accordance with GAAP.
     Applied Materials will discuss its fiscal 2007 full year and fourth quarter results, along with its outlook for the first quarter of fiscal 2008, on a conference call today beginning at 1:30 p.m. Pacific Standard Time. A webcast of the conference call will be available at www.appliedmaterials.com.
     This press release contains forward-looking statements, including statements regarding the company’s performance, strategic position, products, growth opportunities, strategic investments, technology leadership, and industry conditions. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “should,” “will,” “forecast” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the sustainability of demand in the nanomanufacturing technology industry and broadening of demand for emerging applications such as solar, which are subject to many factors, including global economic conditions, business and consumer spending, demand for electronic products and semiconductors, and geopolitical uncertainties; customers’ capacity requirements, including capacity utilizing the latest technology, and fab utilization; the timing, rate, amount and sustainability of capital spending for nanomanufacturing technology products; variability of operating results among the company’s reportable segments caused by differing

November 14, 2007

conditions in the served markets; the company’s ability to (i) successfully develop, deliver and support a broad range of products and expand its markets and develop new markets, (ii) maintain effective cost controls and timely align its cost structure with business conditions, (iii) effectively manage its resources and production capability, including its supply chain, and (iv) attract, motivate and retain key employees; difficulties in production planning and execution in new businesses such as solar; the successful implementation and effectiveness of initiatives to enhance global operations and efficiencies; the successful performance of acquired businesses and joint ventures; and other risks described in Applied Materials’ SEC filings, including its reports on Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

November 14, 2007

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	October 29,	October 28,	October 29,	October 28,
(In thousands, except per share amounts)	2006	2007	2006	2007

Net sales	$2,518,293	$2,367,044	$9,167,014	$9,734,856
Cost of products sold	1,332,169	1,290,139	4,875,212	5,242,413

Gross margin	1,186,124	1,076,905	4,291,802	4,492,443

Operating expenses:
Research, development and engineering	299,240	270,878	1,152,326	1,142,073
Marketing and selling	116,365	116,270	438,654	451,258
General and administrative	134,199	125,624	468,088	501,185
Restructuring and asset impairments	1,490	3,039	212,113	26,421

Income from operations	634,830	561,094	2,020,621	2,371,506

Pre-tax loss of equity method investment	2,849	12,162	2,849	29,371
Interest expense	9,308	9,243	36,096	38,631
Interest income	37,396	39,556	185,295	136,149

Income before income taxes	660,069	579,245	2,166,971	2,439,653

Provision for income taxes	211,040	157,484	650,308	729,457

Net income	$449,029	$421,761	$1,516,663	$1,710,196

Earnings per share:
Basic	$0.31	$0.31	$0.98	$1.22
Diluted	$0.30	$0.30	$0.97	$1.20

Weighted average number of shares:
Basic	1,469,975	1,381,871	1,551,339	1,406,685
Diluted	1,482,132	1,403,687	1,565,072	1,427,002

November 14, 2007

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	October 29,	October 28,
(In thousands)	2006	2007
ASSETS

Current assets:
Cash and cash equivalents	$861,463	$1,202,722
Short-term investments	1,035,875	1,166,857
Accounts receivable, net	2,026,199	2,049,427
Inventories	1,406,777	1,313,237
Deferred income taxes	455,473	424,502
Assets held for sale	37,211	—
Other current assets	258,021	448,879

Total current assets	6,081,019	6,605,624

Long-term investments	1,314,861	1,362,425
Property, plant and equipment	2,753,883	2,782,204
Less: accumulated depreciation and amortization	(1,729,589)	(1,730,962)

Net property, plant and equipment	1,024,294	1,051,242

Goodwill, net	572,558	1,000,176
Purchased technology and other intangible assets, net	201,066	373,178
Equity method investment	144,431	115,060
Deferred income taxes and other assets	142,608	146,370

Total assets	$9,480,837	$10,654,075

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$202,535	$2,561
Accounts payable and accrued expenses	2,023,651	2,213,313
Income taxes payable	209,859	157,549

Total current liabilities	2,436,045	2,373,423

Long-term debt	204,708	202,281
Other liabilities	188,684	256,962

Total liabilities	2,829,437	2,832,666

Stockholders’ equity:
Common stock	13,917	13,857
Additional paid-in capital	3,678,202	4,658,832
Retained earnings	9,472,303	10,863,291
Treasury stock	(6,494,012)	(7,725,924)
Accumulated other comprehensive income (loss)	(19,010)	11,353

Total stockholders’ equity	6,651,400	7,821,409

Total liabilities and stockholders’ equity	$9,480,837	$10,654,075

November 14, 2007

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Twelve Months Ended
	October 29,	July 29,	October 28,	October 29,	October 28,
(In thousands, except per share amounts)	2006	2007	2007	2006	2007

Non-GAAP Net Income

Reported net income (GAAP basis)	$449,029	$473,515	$421,761	$1,516,663	$1,710,196
Equity-based compensation expense	55,553	47,485	30,889	216,269	161,196
Restructuring and asset impairments [1,2]	1,490	1,616	3,039	212,113	26,421
Costs associated with ceasing development of beamline implant products [3]	—	6,373	9,391	—	66,063
Certain items associated with acquisitions [4]	18,456	18,911	29,497	49,157	85,513
Resolution of audits of prior years’ income tax filings and changes in tax credits[5]	(20,000)	(6,379)	—	(53,915)	(36,242)
Income tax effect of non-GAAP adjustments	(22,268)	(23,137)	(22,691)	(142,712)	(108,501)

Non-GAAP net income	$482,260	$518,384	$471,886	$1,797,575	$1,904,646

Non-GAAP Net Income Per Diluted Share

Reported net income per diluted share (GAAP basis)	$0.30	$0.34	$0.30	$0.97	$1.20
Equity-based compensation expense	0.03	0.02	0.02	0.11	0.08
Restructuring and asset impairments	—	—	—	0.08	0.01
Costs associated with ceasing development of beamline implant products	—	—	—	—	0.03
Certain items associated with acquisitions	0.01	0.01	0.01	0.02	0.04
Resolution of audits of prior years’ income tax filings and changes in tax credits	(0.01)	—	—	(0.03)	(0.03)

Non-GAAP net income — per diluted share	$0.33	$0.37	$0.34	$1.15	$1.33

Shares used in diluted shares calculation	1,482,132	1,407,264	1,403,687	1,565,072	1,427,002

[1]	Results for the twelve months ended October 29, 2006 included asset impairment and restructuring charges of $212 million associated primarily with the facilities disinvestment program commenced in the first quarter of fiscal 2006. Results for the twelve months ended October 28, 2007 included adjustments from the sale of properties in Chunan, Korea, Hillsboro, Oregon and Narita, Japan.

[2]	Results for the three and twelve months ended October 28, 2007 included restructuring and asset impairment charges of $3 million and $30 million, respectively, associated with ceasing development of beamline implant products.

[3]	Results for the three and twelve months ended October 28, 2007 included other operating charges of $9 million and $66 million, respectively, associated with ceasing development of beamline implant products.

[4]	Incremental charges attributable to acquisitions consisted of inventory fair value adjustments on products sold and amortization and impairment of purchased intangible assets. Results for the twelve months ended October 29, 2006 included an in-process research and development charge of $14 million associated with the acquisition of Applied Films Corporation in the third quarter of fiscal 2006. Results for the twelve months ended October 28, 2007 included an in-process research and development charge of $5 million associated with the acquisition of the software division of Brooks Automation, Inc. in the second fiscal quarter of 2007.

[5]	Results for the twelve months ended October 29, 2006 included a $34 million benefit from the resolution of 2005 income tax filings. Results for the twelve months ended October 28, 2007 consisted of a $36 million benefit from the resolution of audits of prior years’ income tax filings and changes in tax credits.